Exhibit 99.1

Contact:	610-337-7000	For Immediate Release:
	Hugh J. Gallagher, ext. 1029 Simon Bowman, ext. 3645 Shelly Oates, ext. 3202	May 15, 2013

AmeriGas Partners Revises Second Quarter Earnings

VALLEY FORGE, Pa., May 15 - AmeriGas Propane, Inc., general partner of AmeriGas Partners, L.P. (NYSE: APU), reported net income attributable to AmeriGas Partners for the second quarter of Fiscal 2013 ended March 31, 2013 of $213.2 million compared to $133.9 million for the same period last year. Net income attributable to AmeriGas Partners, L.P. for the current-year period was revised to reflect the impact of an $8.7 million adjustment to correct the Partnership’s method of accounting for certain customer credits. Net income attributable to AmeriGas Partners, L.P. for the current-year period also includes the impact of $5.4 million in acquisition and transition expenses associated with Heritage Propane. Net income attributable to AmeriGas Partners, L.P. for the prior-year quarter includes the impact of a $13.4 million loss on extinguishment of debt and $8.1 million in acquisition and transition expenses. The Partnership’s adjusted earnings before interest expense, income taxes, depreciation and amortization (Adjusted EBITDA) increased to $309.0 million for the second quarter of fiscal 2013 compared to $246.0 million for the same period last year. The improved results for the current-year period reflect winter weather that was markedly colder than the record warmth experienced during the prior-year period and, to a much lesser extent, the full-period effects of Heritage Propane, which was acquired January 12, 2012.

Jerry E. Sheridan, chief executive officer of AmeriGas, said, “Given our results thus far and our current assessment of business conditions for the remainder of the fiscal year, we continue to anticipate Adjusted EBITDA for fiscal 2013 to be near the midpoint of our previously-stated guidance of $620 million to $645 million.”

Adjusted EBITDA is a non-GAAP financial measure defined herein as earnings before interest expense, income taxes, depreciation and amortization, losses on extinguishment of debt and Heritage Propane acquisition and transition expenses. Management believes the presentation of this measure provides useful information to investors to more effectively evaluate the year-over-year results of operations of the Partnership. This measure is not comparable to measures used by other entities and should only be considered in conjunction with net income attributable to AmeriGas Partners, L.P. A reconciliation of Adjusted EBITDA to the most comparable GAAP financial measure is included on the last page of this press release.

About AmeriGas

AmeriGas is the nation’s largest retail propane marketer, serving over two million customers in all 50 states from over 2,100 distribution locations. UGI Corporation, through subsidiaries, is the sole General Partner and owns 26% of the Partnership. An affiliate of Energy Transfer Partners, L.P. owns 32% of the Partnership and the public owns the remaining 42%.

Comprehensive information about AmeriGas is available on the Internet at http://www.amerigas.com.

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AmeriGas Partners Revises Second Quarter Earnings	Page 2

This press release contains certain forward-looking statements which management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read the Partnership’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of propane, increased customer conservation measures, the capacity to transport propane to our market areas, the impact of pending and future legal proceedings, political, economic and regulatory conditions in the U.S. and abroad, and our ability to successfully integrate Heritage Propane and achieve anticipated synergies. The Partnership undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

AP-07	###	5/15/13

AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES

REPORT OF EARNINGS (REVISED) (a)

(Thousands, except per unit and where otherwise indicated)

(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,		Twelve Months Ended March 31,
	2013	2012	2013	2012	2013	2012
Revenues:
Propane	$1,098,382	$1,082,764	$1,895,441	$1,720,047	$2,853,025	$2,567,079
Other	77,825	72,810	157,413	119,339	282,059	203,270

	1,176,207	1,155,574	2,052,854	1,839,386	3,135,084	2,770,349

Costs and expenses:
Cost of sales - propane	594,128	652,393	1,023,691	1,082,373	1,583,976	1,656,125
Cost of sales - other	18,282	17,618	40,803	31,446	86,428	62,882
Operating and administrative expenses	265,298	252,275	508,815	412,185	985,323	705,861
Depreciation	37,607	35,351	75,930	56,282	153,873	98,841
Amortization	11,022	9,441	22,050	12,698	44,250	18,978
Other income, net	(7,635)	(6,551)	(15,806)	(10,741)	(31,586)	(24,229)

	918,702	960,527	1,655,483	1,584,243	2,822,264	2,518,458

Operating income	257,505	195,047	397,371	255,143	312,820	251,891
(Loss) gain on extinguishments of debt	0	(13,379)	0	(13,379)	30	(32,695)
Interest expense	(41,776)	(45,045)	(82,972)	(61,578)	(164,035)	(93,374)

Income before income taxes	215,729	136,623	314,399	180,186	148,815	125,822
Income tax benefit (expense)	52	(764)	(575)	(1,214)	(1,292)	(1,256)

Net income	215,781	135,859	313,824	178,972	147,523	124,566
Less: net income attributable to noncontrolling interests	(2,573)	(1,974)	(3,951)	(2,562)	(3,035)	(2,503)

Net income attributable to AmeriGas Partners, L.P.	$213,208	$133,885	$309,873	$176,410	$144,488	$122,063

General partner’s interest in net income attributable to AmeriGas Partners, L.P.	$6,384	$4,282	$11,603	$6,273	$18,449	$8,862

Limited partners’ interest in net income attributable to AmeriGas Partners, L.P.	$206,824	$129,603	$298,270	$170,137	$126,039	$113,201

Income per limited partner unit (b)

Basic	$1.56	$1.26	$2.49	$2.13	$1.35	$1.67

Diluted	$1.56	$1.26	$2.49	$2.13	$1.35	$1.67

Average limited partner units outstanding:
Basic	92,830	83,153	92,827	70,073	92,813	63,602

Diluted	92,895	83,195	92,901	70,124	92,882	63,653

SUPPLEMENTAL INFORMATION:

Retail gallons sold (millions)	464.4	389.4	815.1	610.3	1,222.3	911.8
EBITDA (c)	$303,561	$224,486	$491,400	$308,182	$507,938	$334,512
Adjusted EBITDA (c)	$308,957	$246,003	$502,284	$333,416	$553,124	$379,062
Expenditures for property, plant and equipment:
Maintenance capital expenditures	$11,293	$11,514	$21,347	$23,304	$43,108	$41,757
Transition capital related to Heritage integration	$6,440	$1,343	$10,981	$1,343	$27,246	$1,343
Growth capital expenditures	$10,215	$10,640	$22,109	$20,453	$42,123	$38,614

(a)	This report of earnings has been revised to reflect impact of the Partnership’s correction of its method of accounting for certain customer credits.
(b)	Income per limited partner unit is computed in accordance with accounting guidance regarding the application of the two-class method for determining earnings per share as it relates to master limited partnerships. Refer to Note 2 to the consolidated financial statements included in the AmeriGas Partners, L.P. Annual Report on Form 10-K for the fiscal year ended September 30, 2012.
(c)	Earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) should not be considered as an alternative to net income attributable to AmeriGas Partners, L.P. (as an indicator of operating performance) and is not a measure of performance or financial condition under accounting principles generally accepted in the United States (“GAAP”). Management believes EBITDA is a meaningful non-GAAP financial measure used by investors to (1) compare the Partnership’s operating performance with that of other companies within the propane industry and (2) assess the Partnership’s ability to meet loan covenants. The Partnership’s definition of EBITDA may be different from those used by other companies.

(continued)

AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES

REPORT OF EARNINGS (REVISED) (a)

(Thousands, except per unit and where otherwise indicated)

(Unaudited)

(continued)

Management uses EBITDA to compare year-over-year profitability of the business without regard to capital structure as well as to compare the relative performance of the Partnership to that of other master limited partnerships without regard to their financing methods, capital structure, income taxes or historical cost basis. In view of the omission of interest, income taxes, depreciation and amortization from EBITDA, management also assesses the profitability of the business by comparing net income attributable to AmeriGas Partners, L.P. for the relevant years.

Management also uses EBITDA to assess the Partnership’s profitability because its parent, UGI Corporation, uses the Partnership’s EBITDA to assess the profitability of the Partnership which is one of UGI Corporation’s reportable segments. UGI Corporation discloses the Partnership’s EBITDA in its disclosure about reportable segments as the profitability measure for its domestic propane segment. EBITDA in the three, six and twelve months ended March 31, 2013 includes acquisition and transition expense of $5,396, $10,884 and $45,216, respectively, associated with the Heritage Propane acquisition. EBITDA in the three, six and twelve months ended March 31, 2012 includes acquisition and transition expense of $8,138, $11,855 and $11,855, respectively, associated with the Heritage Propane acquisition. EBITDA in the three, six and twelve months ended March 31, 2012 includes pre-tax losses of $13,379, $13,379 and $32,695, respectively, from extinguishments of debt.

The following table includes reconciliations of net income attributable to AmeriGas Partners, L.P. to EBITDA and Adjusted EBITDA (1) for all periods presented:

	Three Months Ended		Six Months Ended		Twelve Months Ended
	March 31,		March 31,		March 31,
	2013	2012	2013	2012	2013	2012

Net income attributable to AmeriGas Partners, L.P.	$213,208	$133,885	$309,873	$176,410	$144,488	$122,063
Income tax (benefit) expense	(52)	764	575	1,214	1,292	1,256
Interest expense	41,776	45,045	82,972	61,578	164,035	93,374
Depreciation	37,607	35,351	75,930	56,282	153,873	98,841
Amortization	11,022	9,441	22,050	12,698	44,250	18,978

EBITDA	$303,561	$224,486	$491,400	$308,182	$507,938	$334,512
Heritage Propane acquisition and transition expense	5,396	8,138	10,884	11,855	45,216	11,855
Loss (gain) on extinguishments of debt	—	13,379	—	13,379	(30)	32,695

Adjusted EBITDA (1)	$308,957	$246,003	$502,284	$333,416	$553,124	$379,062

The following table includes a reconciliation of forecasted net income attributable to AmeriGas Partners, L.P. to forecasted EBITDA and Adjusted EBITDA for the fiscal year ending September 30, 2013:

Forecast Fiscal Year Ending September 30, 2013
Net income attributable to AmeriGas Partners, L.P. (estimate)	$239,000
Interest expense (estimate)	166,000
Income tax expense (estimate)	2,500
Depreciation (estimate)	156,000
Amortization (estimate)	44,000

EBITDA	$607,500
Transition expenses (estimate)	25,000

Adjusted EBITDA (1)	$632,500

(1)	Adjusted EBITDA is a non-GAAP financial measure. Management believes the presentation of this measure provides useful information to investors to more effectively evaluate the year-over-year results of operations of the Partnership. Management uses Adjusted EBITDA to exclude from AmeriGas Partners’ EBITDA gains and losses that competitors do not necessarily have to provide additional insight into the comparison of year-over-year profitability to that of other master limited partnerships. This measure is not comparable to measures used by other entities and should only be considered in conjunction with net income attributable to AmeriGas Partners, L.P. for the relevant periods.

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